EXHIBIT 21.1

List of Subsidiaries of Mid-America Apartment Communities, Inc.

Alabama
CPSI, LLC
Colonial/DPL JV, LLC
CPSI-UCO Spanish Oaks, LLC
CPSI-UCO, LLC
Forty Seven Canal Place, LLC
Highway 31 Alabaster Two, LLC
Highway 31 Alabaster, LLC
Six Hundred Building Partners
Walkers Chapel Road, LLC

Delaware
1499 Massachusetts Avenue, Inc.
1499 Massachusetts Holding, LLC
1755 Central Park Road Condominiums, LLC
Bham Lending, LLC
Brighton Apartments, LLC
Capri at Hunters Creek Condominium, LLC
CMS/Colonial Multifamily Canyon Creek JV, LP
Colonial Commercial Contracting, LLC
Colonial Construction Services, LLC
Colonial Office Holdings LLC
Colonial Multifamily Canyon Creek GP, LLC
CP D'Iberville JV, LLC
CP Nord du Lac JV, LLC
CPSI James Island, LLC
CPSI Mizner, LLC
CPSI St. Andrews LLC
CRLP Bellevue, LLC
CRLP CPSI Nord du Lac Membership, LLC
CRLP Frisco Bridges LLC
CRLP Huntsville TIC Investor I LLC
CRLP Huntsville TIC Investor II LLC
CRLP Huntsville TIC Investor III LLC
CRLP Twin Lakes, LLC
CRLP Valley Ranch, LLC
Heathrow 4, LLC
MAA Alloy, LLC
MAA Arkansas REIT, LLC
MAA BRIK, LLC
MAA Highlands, LLC
MAA Holdings, LLC
MAA Holdings II, LLC
MAA TANC, LLC
MAA WWARRS, LLC
Montecito James Island, LLC
Montecito Mizner, LLC
Montecito St. Andrews, LLC
P/C First Avenue, LLC
Post Biltmore, LLC
Post Carlyle II, LLC
Post Paseo Colorado, LLC
Stone Ranch at Westover Hills, LLC
The Azur at Metrowest, LLC

Georgia
3630 South Tower Residential, LLC
98 San Jac Holdings, LLC
Carlyle Condominium Development, LLC
Clyde Lane Condominium Development, LLC
Merritt at Godley Station, LLC
PAH Lender, LLC
Park Land Development, LLC
PBP Apartments, LLC
PF Apartments, LLC
PL Conservation, LLC
Post 1499 Massachusetts, LLC
Post Alexander II, LLC
Post Asset Management, Inc.
Post Briarcliff, LLC
Post Carlyle, LLC
Post Centennial Park, LLC
Post Corners, LLC
Post Crossing, LLC
Post Denver Investor, LLC
Post Galleria, LLC
Post Glen, LLC
Post Hyde Park, LLC
Post Midtown Atlanta, LLC
Post Midtown Square GP, LLC
Post Midtown Square, L.P.
Post Park, LLC
Post Park Development, LLC
Post Parkside at Wade II GP, LLC
Post Parkside at Wade II, L.P.
Post Services, LLC
Post South End GP, LLC
Post South End, L.P.
Post South Lamar II, LLC
Post Toscana, LLC
Post Wade Tract M-2, L.P.
Post-Amerus Rice Lofts, L.P.
Regents Park, LLC
Rise Condominium Development, LLC
Rocky Point Management, LLC
Spring Land, LLC

North Carolina
Midtown Redevelopment Partners, LLC

Tennessee
Mid-America Apartments, L.P.

Texas
Akard-McKinney Investment Company, LLC
MAA of Copper Ridge, Inc.
Post Rice Lofts, LLC
Rice Lofts, L.P.